Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
William Davis	Meredith Payette
312-517-5725	312-517-6216
ir@gogoair.com	pr@gogoair.com

Gogo Inc. Announces Pricing of $905 Million Senior Secured Notes Offering

Chicago, IL, April 17, 2019 – Gogo Inc. (NASDAQ: GOGO) announced the pricing of the previously announced private offering of $905 million aggregate principal amount of 9.875% senior secured notes due 2024 (the “Notes”) to be issued by its direct wholly owned subsidiary, Gogo Intermediate Holdings LLC (“Holdings LLC”), and its indirect wholly owned subsidiary, Gogo Finance Co. Inc. (the “Co-Issuer” and, together with Holdings LLC, the “Issuers”). The offering is expected to close on April 25, 2019, subject to certain closing conditions. The Notes will be guaranteed on a senior secured basis by Gogo Inc. and (subject to certain exceptions) all of Holdings LLC’s existing and future restricted subsidiaries (other than the Co-Issuer), subject to certain exceptions (collectively, the “Guarantors”). The Notes and the related guarantees will be secured by first-priority liens (subject to certain exceptions) on substantially all of the Issuers’ and the Guarantors’ assets, including pledged equity interests of the Issuers and (subject to certain exceptions) all of Holdings LLC’s existing and future restricted subsidiaries guaranteeing the Notes, except for certain excluded assets and subject to permitted liens.

The Issuers will use a portion of the net proceeds from the sale of the Notes to redeem all of their outstanding 12.500% senior secured notes due 2022 (the “Secured Notes”) at a redemption price equal to 100% of the principal amount, plus a make-whole premium and accrued and unpaid interest to (but not including) the redemption date, in accordance with the indenture governing the Secured Notes, to pay related fees and expenses and for general corporate purposes, including the repurchase, retirement or repayment of Gogo’s 3.75% Convertible Senior Notes due 2020, in whole or in part, at or prior to maturity.

The Notes and the guarantees will be offered in a private offering exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”). The Notes and the guarantees will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes and the guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release includes forward-looking statements regarding Gogo’s financing plans and intended use of proceeds. Such statements, as well as Gogo’s future financial condition and future results of operations, are subject to certain risks and uncertainties including, without limitation, risks related to whether the financing transaction will be consummated on the expected terms, or at all, market and other general economic conditions, whether the conditions required to close the financing transaction will be satisfied, and the fact that Gogo’s management will have discretion in the use of proceeds.

Gogo’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Gogo and its businesses are described in additional detail in its Annual Report on Form 10-K for the year ended December 31, 2018 and other filings made by Gogo with the Securities and Exchange Commission.

Any one of these factors or a combination of these factors could materially affect Gogo’s financial condition or future results of operations, and could influence whether any forward-looking statements contained in this press release ultimately prove to be accurate. Gogo’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and Gogo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.